SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRIAD SYSTEMS CORP

          GAMCO INVESTORS, INC.
                                 8/19/96          110,000-            5.3125
                                 8/16/96            3,500-            5.3125
                                 8/15/96           46,500-            5.2594
                                 8/09/96            2,500-             *DO
                                 7/31/96           16,000-             *DO
                                 7/16/96           10,000-            5.7813

          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 7/25/96            1,000-            5.1250
                                 7/25/96            1,000             5.2500
                                 7/15/96            3,000             6.0000
                                 7/15/96            3,000-            6.1250
                                 6/19/96            1,000             6.1250





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.



                                                            Page 34 of 34